Management’s Assertion on Compliance with Applicable

Regulation AB Servicing Criteria

1.

Rialto Capital Advisors, LLC (the “Asserting Party”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2025 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report, include commercial mortgage-asset-backed securities transactions, as listed on Exhibit 1 hereto, for which the Asserting Party served as special servicer, and that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Platform”);

2.

The Asserting Party has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities, and the Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto;

3.

Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	The Asserting Party has complied, in all material respects, with the applicable servicing criteria as of December 31, 2025 and for the Reporting Period with respect to the Platform taken as a whole;

6.

The Asserting Party has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2025 and for the Reporting Period with respect to the Platform taken as a whole;

7.

The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2025 and for the Reporting Period with respect to the Platform taken as a whole; and

8.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on the Asserting Party’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 13, 2026

Name: Adam Singer

Title: Managing Director

Signature: /s/ Adam Singer

APPENDIX A

Servicing Criteria
Reference	Criteria	Performed by Servicer	Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X1
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X

Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X3
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X3
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

X4
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on Pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X3
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X2
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool

X

asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

X1- Rialto Capital Advisors, LLC performs the activities pertaining to this criterion, except for specific, limited activities performed by its third-party property managers relating to REO Property, if any. Rialto has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its third-party property managers, as and if applicable.

X2- Primary responsibility for processing borrower payments rests with the Master Servicer, however, Rialto Capital Advisors, LLC may from time to time receive payments on an exception basis which are forwarded to the Master Servicer in accordance with such criteria. The criteria is marked applicable as Rialto Capital Advisors, LLC had instances or activity relating to this criteria for the calendar year of January 1, 2025 to December 31, 2025.

X3- Although Rialto Capital Advisors, LLC is responsible for performing the activities under this criteria, it is noted no such activities occurred during the calendar year of January 1, 2025 to December 31, 2025.

X4- Only items (A) and (B) of the Servicing Criteria are applicable to Rialto Capital Advisors, LLC as special servicer. Items (C) and (D) are inapplicable as the responsibility for filing reports with the Commission and agreeing totals to the Servicer records rests with the Trustee and/or Certificate Administrator, as applicable.

Exhibit 1

Pooling and Servicing Agreements	Applicable Certification Period
JPMCC 2012-C6	January 29, 2025 to August 28, 2025
BSST 2022-1700	January 1, 2025 to November 14, 2025
JPMBB 2014-C25	January 1, 2025 to December 23, 2025
BACM 2016-UBS10	January 1, 2025 to December 31, 2025
BACM 2017-BNK3	January 1, 2025 to December 31, 2025
BAMLL 2022-DKLX	January 1, 2025 to December 31, 2025
BANK 2017-BNK4	January 1, 2025 to December 31, 2025
BANK 2017-BNK7	January 1, 2025 to December 31, 2025
BANK 2017-BNK9	January 1, 2025 to December 31, 2025
BANK 2018-BNK14	January 1, 2025 to December 31, 2025
BANK 2019-BNK18	January 1, 2025 to December 31, 2025
BANK 2019-BNK21	January 1, 2025 to December 31, 2025
BANK 2020-BNK29	January 1, 2025 to December 31, 2025
BANK 2021-BNK32	January 1, 2025 to December 31, 2025
BANK 2021-BNK33	January 1, 2025 to December 31, 2025
BANK 2021-BNK36	January 1, 2025 to December 31, 2025
BANK 2022-BN41	January 1, 2025 to December 31, 2025
BANK 2024-BNK47	January 1, 2025 to December 31, 2025
BANK5 2024-5YR10	January 1, 2025 to December 31, 2025
BBCMS 2017-C1	January 1, 2025 to December 31, 2025
BBCMS 2019-C4	January 1, 2025 to December 31, 2025
BBCMS 2020-C7	January 1, 2025 to December 31, 2025
BBCMS 2021-C10	January 1, 2025 to December 31, 2025
BBCMS 2022-C15	January 1, 2025 to December 31, 2025
BBCMS 2022-C18	January 1, 2025 to December 31, 2025
BBCMS 2023-C22	January 1, 2025 to December 31, 2025
BBCMS 2024-C26	January 1, 2025 to December 31, 2025
BBCMS 2024-C30	January 1, 2025 to December 31, 2025
BMARK 2019-B11	January 1, 2025 to December 31, 2025
BMARK 2020-B19	January 1, 2025 to December 31, 2025
BMARK 2020-B22	January 1, 2025 to December 31, 2025
BMARK 2021-B25	January 1, 2025 to December 31, 2025
BMARK 2021-B31	January 1, 2025 to December 31, 2025
BMARK 2022-B37	January 1, 2025 to December 31, 2025
BMARK 2024-V10	January 1, 2025 to December 31, 2025
BMARK 2024-V5	January 1, 2025 to December 31, 2025

BMO 2022-C2	January 1, 2025 to December 31, 2025
BMO 2023-C5	January 1, 2025 to December 31, 2025
BMO 2023-C6	January 1, 2025 to December 31, 2025
BMO 2024-C8	January 1, 2025 to December 31, 2025
CD 2016-CD1	January 1, 2025 to December 31, 2025
CD 2017-CD4	January 1, 2025 to December 31, 2025
CD 2017-CD5	January 1, 2025 to December 31, 2025
CD 2018-CD7	January 1, 2025 to December 31, 2025
CFCRE 2016-C4	January 1, 2025 to December 31, 2025
CFCRE 2016-C6	January 1, 2025 to December 31, 2025
CFCRE 2017-C8	January 1, 2025 to December 31, 2025
CGCMT 2014-GC23	January 1, 2025 to December 31, 2025
CGCMT 2015-GC27	January 1, 2025 to December 31, 2025
CGCMT 2016-C3	January 1, 2025 to December 31, 2025
CGCMT 2017-P7	January 1, 2025 to December 31, 2025
CGCMT 2019-GC41	January 1, 2025 to December 31, 2025
CGCMT 2019-GC43	January 1, 2025 to December 31, 2025
CGCMT 2022-GC48 (RCA is special servicer as to the Yorkshire & Lexington Towers loan combination only)	January 1, 2025 to December 31, 2025
COMM 2012-CCRE4	January 1, 2025 to December 31, 2025
COMM 2013-LC13	January 1, 2025 to December 31, 2025
COMM 2013-LC6	January 1, 2025 to December 31, 2025
COMM 2014-CCRE14	January 1, 2025 to December 31, 2025
COMM 2014-CCRE15	January 1, 2025 to December 31, 2025
COMM 2014-CCRE18	January 1, 2025 to December 31, 2025
COMM 2014-LC15	January 1, 2025 to December 31, 2025
COMM 2015-CCRE27	January 1, 2025 to December 31, 2025
COMM 2015-DC1	January 1, 2025 to December 31, 2025
COMM 2015-LC21	January 1, 2025 to December 31, 2025
COMM 2015-PC1	January 1, 2025 to December 31, 2025
COMM 2019-GC44	January 1, 2025 to December 31, 2025
CSAIL 2015-C2	January 1, 2025 to December 31, 2025
CSAIL 2015-C3	January 1, 2025 to December 31, 2025
CSAIL 2016-C5	January 1, 2025 to December 31, 2025
CSAIL 2016-C7	January 1, 2025 to December 31, 2025
CSAIL 2017-CX9	January 1, 2025 to December 31, 2025
CSAIL 2018-C14	January 1, 2025 to December 31, 2025

CSAIL 2019-C18	January 1, 2025 to December 31, 2025
CSMC 2020-FACT	January 1, 2025 to December 31, 2025
CSMC 2020-NET	January 1, 2025 to December 31, 2025
CSMC 2022-NWPT	January 1, 2025 to December 31, 2025
DBGS 2018-C1	January 1, 2025 to December 31, 2025
DTP 2023-STE2	January 1, 2025 to December 31, 2025
FSRIA 2019-FL1	January 1, 2025 to December 31, 2025
FSRIA 2021-FL2	January 1, 2025 to December 31, 2025
FSRIA 2021-FL3	January 1, 2025 to December 31, 2025
FSRIA 2022-FL4	January 1, 2025 to December 31, 2025
FSRIA 2022-FL5	January 1, 2025 to December 31, 2025
FSRIA 2022-FL6	January 1, 2025 to December 31, 2025
FSRIA 2022-FL7	January 1, 2025 to December 31, 2025
FSRIA 2024-FL9	January 1, 2025 to December 31, 2025
GCC 2021-2 (Veritas portfolio)	January 1, 2025 to December 31, 2025
GSMS 2012-GCJ9	January 1, 2025 to December 31, 2025
GSMS 2013-GCJ12	January 1, 2025 to December 31, 2025
GSMS 2013-GCJ16	January 1, 2025 to December 31, 2025
GSMS 2015-GC28	January 1, 2025 to December 31, 2025
GSMS 2016-GS3	January 1, 2025 to December 31, 2025
GSMS 2017-GS5	January 1, 2025 to December 31, 2025
GSMS 2017-GS7	January 1, 2025 to December 31, 2025
GSMS 2018-3PCK	January 1, 2025 to December 31, 2025
GSMS 2018-GS10	January 1, 2025 to December 31, 2025
GSMS 2018-GS9	January 1, 2025 to December 31, 2025
ILPT 2019-SURF	January 1, 2025 to December 31, 2025
JPMBB 2014-C23	January 1, 2025 to December 31, 2025
JPMBB 2015-C31	January 1, 2025 to December 31, 2025
JPMCC 2012-LC9	January 1, 2025 to December 31, 2025
JPMCC 2017-JP6	January 1, 2025 to December 31, 2025
JW 2024-MRCO	January 1, 2025 to December 31, 2025
MSBAM 2012-C5	January 1, 2025 to December 31, 2025
MSBAM 2013-C13	January 1, 2025 to December 31, 2025
MSBAM 2014-C14	January 1, 2025 to December 31, 2025
MSBAM 2014-C17	January 1, 2025 to December 31, 2025
MSBAM 2014-C18	January 1, 2025 to December 31, 2025
MSBAM 2014-C19	January 1, 2025 to December 31, 2025
MSBAM 2015-C20	January 1, 2025 to December 31, 2025

MSBAM 2016-C29	January 1, 2025 to December 31, 2025
MSBAM 2016-C31	January 1, 2025 to December 31, 2025
MSC 2011-C3	January 1, 2025 to December 31, 2025
MSC 2024-NSTB	January 1, 2025 to December 31, 2025
MSCI 2015-UBS8	January 1, 2025 to December 31, 2025
MSCI 2016-UBS12	January 1, 2025 to December 31, 2025
MSCI 2019-L2	January 1, 2025 to December 31, 2025
RIAL 2022-FL8	January 1, 2025 to December 31, 2025
SCG 2023-NASH	January 1, 2025 to December 31, 2025
SGCMS 2016-C5	January 1, 2025 to December 31, 2025
SPGN 2022-TFLM	January 1, 2025 to December 31, 2025
TMSQ 2014-1500	January 1, 2025 to December 31, 2025
UBS-Barclays 2012-C3	January 1, 2025 to December 31, 2025
UBS-Barclays 2012-C4	January 1, 2025 to December 31, 2025
UBS-Barclays 2013-C6	January 1, 2025 to December 31, 2025
UBS-Citigroup 2011-C1	January 1, 2025 to December 31, 2025
UBSCM 2012-C1	January 1, 2025 to December 31, 2025
UBSCM 2017-C1	January 1, 2025 to December 31, 2025
UBSCM 2017-C4	January 1, 2025 to December 31, 2025
UBSCM 2017-C6	January 1, 2025 to December 31, 2025
UBSCM 2018-C10	January 1, 2025 to December 31, 2025
UBSCM 2018-C14	January 1, 2025 to December 31, 2025
UBSCM 2018-C9	January 1, 2025 to December 31, 2025
UBSCM 2019-C17	January 1, 2025 to December 31, 2025
UBSCM 2019-C18	January 1, 2025 to December 31, 2025
WFCM 2013-LC12	January 1, 2025 to December 31, 2025
WFCM 2014-LC18	January 1, 2025 to December 31, 2025
WFCM 2015-C27	January 1, 2025 to December 31, 2025
WFCM 2015-C30	January 1, 2025 to December 31, 2025
WFCM 2015-LC20	January 1, 2025 to December 31, 2025
WFCM 2015-LC22	January 1, 2025 to December 31, 2025
WFCM 2015-NXS1	January 1, 2025 to December 31, 2025
WFCM 2015-NXS2	January 1, 2025 to December 31, 2025
WFCM 2015-NXS4	January 1, 2025 to December 31, 2025
WFCM 2015-P2	January 1, 2025 to December 31, 2025
WFCM 2015-SG1	January 1, 2025 to December 31, 2025
WFCM 2016-BNK1	January 1, 2025 to December 31, 2025
WFCM 2016-C32	January 1, 2025 to December 31, 2025

WFCM 2016-C33	January 1, 2025 to December 31, 2025
WFCM 2016-NXS5	January 1, 2025 to December 31, 2025
WFCM 2018-C44	January 1, 2025 to December 31, 2025
WFCM 2019-C50	January 1, 2025 to December 31, 2025
WFCM 2020-C55	January 1, 2025 to December 31, 2025
WFCM 2020-C58	January 1, 2025 to December 31, 2025
WFCM 2024-5C2	January 1, 2025 to December 31, 2025
WFRBS 2011-C2	January 1, 2025 to December 31, 2025
WFRBS 2011-C3	January 1, 2025 to December 31, 2025
WFRBS 2011-C4	January 1, 2025 to December 31, 2025
WFRBS 2011-C5	January 1, 2025 to December 31, 2025
WFRBS 2013-C14	January 1, 2025 to December 31, 2025
WFRBS 2013-C16	January 1, 2025 to December 31, 2025
WFRBS 2014-C20	January 1, 2025 to December 31, 2025
WFRBS 2014-C24	January 1, 2025 to December 31, 2025
WFRBS 2014-LC14	January 1, 2025 to December 31, 2025
JPMCC 2015-JP1	January 29, 2025 to December 31, 2025
JPMBB 2014-C21	January 29, 2025 to December 31, 2025
JPMDB 2016-C4	January 29, 2025 to December 31, 2025
FSRIA 2025-FL10	February 19, 2025 to December 31, 2025
WFCM 2025-C64	February 27, 2025 to December 31, 2025
BANK 2025-BNK49	March 27, 2025 to December 31, 2025
BWAY 2025-1535	April 24, 2025 to December 31, 2025
MSBAM 2013-C12	April 29, 2025 to December 31, 2025
BX 2021-VIEW	May 2, 2025 to December 31, 2025
BMO 2025-5C10	May 16, 2025 to December 31, 2025
WFCM 2025-5C4	May 29, 2025 to December 31, 2025
BMO 2025-C12	June 12, 2025 to December 31, 2025
BMARK 2025-V15	June 12, 2025 to December 31, 2025
MILE 2025-STNE	July 15, 2025 to December 31, 2025

WFCM 2025-5C6	October 8, 2025 to December 31, 2025
BMO 2025-C13	October 22, 2025 to December 31, 2025
BBCMS 2025-5C38	November 25, 2025 to December 31, 2025
CRB 2025-CRE1	December 2, 2025 to December 31, 2025
BANK 2025-BNK51	December 23, 2025 to December 31, 2025